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                                                                     EXHIBIT 5.2


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


          We consent to the incorporation by reference in this Amendment No.1 to Registration Statement on Form F-10 (the "Registration Statement") of our Audit Report dated February 20, 2004, with respect to the consolidated statements of earnings (loss) and deficit and cash flows for the year ended December 31, 2003, included therein, and to the reference to us under the heading "Auditors" in the prospectus, which is part of this Registration Statement.




Toronto, Ontario                      Ernst & Young LLP
October 20, 2006                  Chartered Accountants